Exhibit 3.43

CERTIFICATE OF INCORPORATION

OF

FIRST ES-SUB, INC.

CERTIFICATE OF INCORPORATION

OF

FIRST ES-SUB, INC.

1.	The name of the Corporation is FIRST ES-SUB, INC.

2. The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One Dollar ($1.00) per share amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The Corporation shall have one class of Directors. In all elections for Directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which, except for this provision as to cumulative voting, he would be entitled to cast for the election of Directors with respect to his shares of stock, multipled by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them as he may see fit.

6. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

7. The principal office of the Corporation shall be located at such place, whether within or without the State of Delaware, as may be provided in the bylaws.

8. Unless contrary to statute, the books of the Corporation may be kept outside of the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or in the bylaws of the Corporation.

9. Whenever the vote of stockholders or any class or classes of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of the stockholders or such class or classes of stockholders may be dispensed with upon written consent of the stockholders having not less than such minimum percentage of the total number of votes as may otherwise have been required for such action. A notice of the obtaining of any consent provided for in this Article 9 shall be mailed by the Corporation, promptly after such consent has been obtained, to the stockholders at their respective addresses appearing on the records of the Corporation.

10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

11. The name and mailing address of the incorporator is as follows:

Haldon K. Grant
55 East Monroe Street
Chicago, Illinois 60603

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of July, 1978.

Haldon K. Grant

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*  *  *  *  *

FIRST ES-SUB, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

“RESOLVED, that the Certificate of Incorporation of FIRST ES-SUB, INC. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is STP CORPORATION.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said FIRST ES-SUB, INC. has caused this certificate to be signed by Donald P. Kelly, its President, and attested by Earl J. Grimm, its Secretary, this 26th day of August, 1982.

FIRST ES-SUB, INC.

By

Donald P. Kelly
President

ATTEST:

By

Earl J. Grimm
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

(Pursuant to Section 242)

STP Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by a majority vote of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of STP Corporation be amended by changing the first Article thereof so that, as amended, said article shall read as follows:

“1. The name of the corporation is The Armor All/STP Products Company.”

SECOND: That the sole shareholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this corporation has caused this certificate to be signed by its Vice President - Secretary, and attested by its Assistant Secretary, this 28th day of May, 1999.

By:

P. D. Bewley
Vice President - Secretary

ATTEST:

By:

T. W. Huckaby
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/28/1999
991217669 – 0857706

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 08/31/2001
010434327 – 0857706

CERTIFICATE OF MERCER

OF

ARMOR ALL PRODUCTS CORPORATION

INTO

THE ARMOR ALL/STP PRODUCTS COMPANY

* * * * * * * *

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Armor All Products Corporation	Delaware

The Armor All/STP Products Company	Delaware

SECOND: Than an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is The Armor All/STP Products Company

FOURTH: That the amendments or changes in the Certificate of Incorporation of The Armor All/STP Products company, the surviving corporation, as are to be effected by the merger are as follows:

Article 4. of the Company’s Certificate of Incorporation is amended to read, in its entirety, as follows:

“The total number of shares of all classes of stock which the Corporation is authorized to issue is two thousand (2,000) shares of Common Stock, with a par value of one dollar ($1.00) per share.”

FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 1221 Broadway, Oakland, California 94612-1888.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated: August 31, 2001

THE ARMOR ALL/STP PRODUCTS COMPANY

By:	/s/ PETER D. BEWLEY
Peter D. Bewley
Vice President – Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:24 PM 09/07/2012
FILED 10:09 AM 09/07/2012
SRV 121008179 – 0857706 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of THE ARMOR ALL/STP PRODUCTS COMPANY, a Delaware Corporation, on this 7th day of September, A.D. 2012, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 2711 Centerville Road, Suite 400 Street, in the City of Wilmington, DE, County of New Castle Zip Code 19808.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Corporation Service Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 7th day of September, A.D., 2012.

By:	/s/ Blanca Lozada
Authorized Officer

Name:	Blanca Lozada
Print or Type

Title:	Vice President